Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Digene Corporation Amended and Restated 1999 Incentive Plan of our report dated August 5, 2004, with respect to the consolidated financial statements and schedule of Digene Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
November 2, 2004